Exhibit 99.2

Orion
Office REIT

Supplemental Information Package

CIGNA

2024

Second Quarter

Q2 2024 SUPPLEMENTAL INFORMATION

Orion Supplemental Information
June 30, 2024

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Q2 2024 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the quarter ended June 30, 2024, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended June 30, 2024 and March 31, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023.
As of June 30, 2024, we commenced classifying certain of our properties which are being repositioned, redeveloped, developed or held for sale, as Non-Operating Properties rather than Operating Properties. We believe separately classifying Non-Operating Properties from Operating Properties provides better transparency into our portfolio and is therefore a more useful presentation to investors. See the section “Non-Operating Properties” below and the definitions of Operating Properties and Non-Operating Properties in the “Definitions” section.
During the quarter ended June 30, 2024, we completed a parcel split of the property located in Amherst, NY, which included two buildings. As a result of the split, the two parcels and respective buildings on the parcels are being reported as two separate Operating Properties.

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Q2 2024 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying our investment in and the management of OAP/VER Venture, LLC, our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that the unconsolidated joint venture may be unable to satisfy the extension conditions or otherwise extend or refinance its outstanding mortgage debt on or prior to maturity;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and

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Q2 2024 SUPPLEMENTAL INFORMATION
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

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Q2 2024 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2021.
Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office buildings in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. Our portfolio is comprised of traditional office buildings, as well as governmental office, medical office, flex/laboratory and R&D, and flex/industrial properties. As of June 30, 2024, Orion owned and operated a portfolio of 69 office properties totaling approximately 8.0 million leasable square feet located within 29 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which, as of June 30, 2024, owned a portfolio consisting of six office properties totaling approximately 1.0 million leasable square feet located within six states. As of June 30, 2024, approximately 72.3% of our Annualized Base Rent was from Investment-Grade Tenants, our Occupancy Rate was 79.7%, or 80.9% adjusted for one Operating Property that is currently under agreement to be sold, and our Weighted Average Remaining Lease Term was 4.2 years.
Orion's Annualized Base Rent as of June 30, 2024 was approximately $129.8 million. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively.

Tenants, Trademarks and Logos
Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q2 2024 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Paul H. McDowell, Chief Executive Officer, President	Reginald H. Gilyard, Non-Executive Chairman, Independent Director

Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer	Kathleen R. Allen, Ph.D., Independent Director

Christopher H. Day, Executive Vice President, Chief Operating Officer	Richard J. Lieb, Independent Director

Gary E. Landriau, Executive Vice President, Chief Investment Officer	Gregory J. Whyte, Independent Director

Paul C. Hughes, General Counsel and Secretary	Paul H. McDowell, Chief Executive Officer, President and Director

Revea L. Schmidt, Senior Vice President, Chief Accounting Officer
Corporate Offices and Contact Information

2398 E. Camelback Road, Suite 1060	122 E. 42nd Street, Suite 5100
Phoenix, AZ 85016	New York, NY 10168
602-698-1002
www.ONLREIT.com

Trading Symbol: ONL

Stock Exchange Listing: New York Stock Exchange

Transfer Agent

Computershare Trust Company, N.A.
462 South 4th Street, Suite 1600
Louisville, KY 40202
855-866-0787
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Q2 2024 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Real estate investments, at cost:
Land	$222,730	$223,439	$223,264	$227,203	$229,105
Buildings, fixtures and improvements	1,060,726	1,081,788	1,097,132	1,106,383	1,111,646
Total real estate investments, at cost	1,283,456	1,305,227	1,320,396	1,333,586	1,340,751
Less: accumulated depreciation	172,476	165,490	158,791	156,904	149,147
Total real estate investments, net	1,110,980	1,139,737	1,161,605	1,176,682	1,191,604
Accounts receivable, net	23,122	24,942	24,663	26,911	24,960
Intangible lease assets, net	97,977	110,145	126,364	144,304	161,885
Cash and cash equivalents	24,224	23,618	22,473	32,286	42,209
Real estate assets held for sale, net	—	—	—	3,818	16,251
Other assets, net	83,550	87,077	88,828	120,390	90,998
Total assets	$1,339,853	$1,385,519	$1,423,933	$1,504,391	$1,527,907

Liabilities and Equity
Mortgages payable, net	$353,200	$353,028	$352,856	$352,683	$352,509
Credit facility revolver	107,000	116,000	116,000	175,000	175,000
Accounts payable and accrued expenses	26,941	23,732	30,479	30,570	22,326
Below-market lease liabilities, net	5,536	6,753	8,074	9,481	10,996
Distributions payable	5,595	5,587	5,578	5,578	5,670
Other liabilities, net	24,090	24,468	23,943	21,811	23,682
Total liabilities	522,362	529,568	536,930	595,123	590,183

Common stock	56	56	56	56	57
Additional paid-in capital	1,146,199	1,145,264	1,144,636	1,143,825	1,148,155
Accumulated other comprehensive (loss) income	(14)	(45)	(264)	986	3,026
Accumulated deficit	(330,136)	(290,710)	(258,805)	(237,026)	(214,929)
Total stockholders' equity	816,105	854,565	885,623	907,841	936,309
Non-controlling interest	1,386	1,386	1,380	1,427	1,415
Total equity	817,491	855,951	887,003	909,268	937,724
Total liabilities and equity	$1,339,853	$1,385,519	$1,423,933	$1,504,391	$1,527,907

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Q2 2024 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenues:
Rental	$39,923	$46,995	$43,551	$48,876	$51,824
Fee income from unconsolidated joint venture	201	202	200	200	200
Total revenues	40,124	47,197	43,751	49,076	52,024
Operating expenses:
Property operating	15,757	15,999	14,446	15,506	15,487
General and administrative	4,544	4,949	5,479	4,367	4,565
Depreciation and amortization	38,614	24,504	26,055	27,013	27,877
Impairments	5,680	19,685	6,136	11,403	11,819
Transaction related	167	110	148	101	150
Total operating expenses	64,762	65,247	52,264	58,390	59,898
Other (expenses) income:
Interest expense, net	(8,058)	(8,146)	(7,928)	(7,380)	(7,222)
Gain on disposition of real estate assets	—	—	13	18	—
Loss on extinguishment of debt, net	(1,078)	—	—	—	(504)
Other income, net	209	163	273	437	165
Equity in loss of unconsolidated joint venture, net	(163)	(116)	(109)	(108)	(95)
Total other (expenses) income, net	(9,090)	(8,099)	(7,751)	(7,033)	(7,656)
Loss before taxes	(33,728)	(26,149)	(16,264)	(16,347)	(15,530)
Provision for income taxes	(73)	(77)	49	(160)	(185)
Net loss	(33,801)	(26,226)	(16,215)	(16,507)	(15,715)
Net (income) loss attributable to non-controlling interest	—	(6)	47	(12)	(15)
Net loss attributable to common stockholders	$(33,801)	$(26,232)	$(16,168)	$(16,519)	$(15,730)

Weighted-average shares outstanding - basic and diluted	55,910	55,803	55,782	56,543	56,680
Basic and diluted net loss per share attributable to common stockholders	$(0.60)	$(0.47)	$(0.29)	$(0.29)	$(0.28)

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Q2 2024 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) (unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net loss attributable to common stockholders	$(33,801)	$(26,232)	$(16,168)	$(16,519)	$(15,730)
Adjustments:
Depreciation and amortization of real estate assets	38,582	24,472	26,029	26,988	27,852
Gain on disposition of real estate assets	—	—	(13)	(18)	—
Impairment of real estate	5,680	19,685	6,136	11,403	11,819
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	464	464	463	463	463
FFO attributable to common stockholders	$10,925	$18,389	$16,447	$22,317	$24,404
Transaction related	167	110	148	101	150
Amortization of deferred financing costs	914	924	933	933	1,060
Amortization of deferred lease incentives, net	124	123	115	(14)	99
Equity-based compensation	935	790	826	687	689
Loss on extinguishment of debt, net	1,078	—	—	—	504
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	28	29	30	29	29
Core FFO attributable to common stockholders	$14,171	$20,365	$18,499	$24,053	$26,935
Amortization of above and below market leases, net	(429)	(537)	(361)	(346)	(274)
Straight-line rental revenue	240	(549)	679	(1,369)	(2,275)
Unconsolidated Joint Venture basis difference amortization	113	114	114	113	114
Capital expenditures and leasing costs	(6,319)	(3,445)	(7,443)	(8,359)	(2,172)
Other adjustments, net	74	108	116	66	74
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(22)	(21)	(36)	(40)	(41)
FAD attributable to common stockholders	$7,828	$16,035	$11,568	$14,118	$22,361

Weighted-average shares outstanding - basic	55,910	55,803	55,782	56,543	56,680
Effect of weighted-average dilutive securities (1)	99	55	37	26	11
Weighted-average shares outstanding - diluted	56,009	55,858	55,819	56,569	56,691

FFO attributable to common stockholders per diluted share	$0.20	$0.33	$0.29	$0.39	$0.43
Core FFO attributable to common stockholders per diluted share	$0.25	$0.36	$0.33	$0.43	$0.48
FAD attributable to common stockholders per diluted share	$0.14	$0.29	$0.21	$0.25	$0.39
___________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q2 2024 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA (unaudited, in thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net loss attributable to common stockholders	$(33,801)	$(26,232)	$(16,168)	$(16,519)	$(15,730)
Adjustments:
Interest expense	8,058	8,146	7,928	7,380	7,222
Depreciation and amortization	38,614	24,504	26,055	27,013	27,877
Provision for income taxes	73	77	(49)	160	185
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	902	860	864	864	861
EBITDA	$13,846	$7,355	$18,630	$18,898	$20,415
Gain on disposition of real estate assets	—	—	(13)	(18)	—
Impairment of real estate	5,680	19,685	6,136	11,403	11,819
EBITDAre	$19,526	$27,040	$24,753	$30,283	$32,234
Transaction related	167	110	148	101	150
Amortization of above and below market leases, net	(429)	(537)	(361)	(346)	(274)
Amortization of deferred lease incentives, net	124	123	115	(14)	100
Loss on extinguishment of debt, net	1,078	—	—	—	504
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(8)	(7)	(8)	(7)	(8)
Adjusted EBITDA	$20,458	$26,729	$24,647	$30,017	$32,706
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q2 2024 SUPPLEMENTAL INFORMATION

Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	29.1%

Mortgages payable	51.4%

Credit facility revolver (4)	15.5%

Proportionate share of Unconsolidated Joint Venture debt	4.0%

Fixed vs. Variable Rate Debt

Fixed	72.6%
Variable (4)	27.4%

Orion Capitalization Table
			June 30, 2024
Common stock outstanding			55,948
Stock price			$3.59
Implied Equity Market Capitalization			$200,853

	Wtd. Avg. Maturity (Years)	Interest Rate (1)	June 30, 2024
Mortgages payable	2.6	4.97%	$355,000
Proportionate share of Unconsolidated Joint Venture debt (2)	0.4	6.93%	27,286
Total secured debt	2.5	5.11%	$382,286

Total unsecured credit facility revolver (3) (4)	1.9	8.66%	$107,000

Total Principal Outstanding	2.3	5.89%	$489,286

Total Capitalization			$690,139
Cash and cash equivalents			24,224
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			720
Enterprise Value			$665,195

Net Debt/Enterprise Value			69.8%
Net Debt/Gross Real Estate Investments			29.1%
Fixed Charge Coverage Ratio			2.69x
Liquidity (5)			$267,944
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			5.67x
Net Debt/Annualized Year-to-Date Adjusted EBITDA			4.92x

___________________________________
(1)Interest rate for variable rate debt represents the interest rate in effect as of June 30, 2024.
(2)The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. We cannot provide any assurance that the Unconsolidated Joint Venture will be able to satisfy the extension conditions or otherwise extend or refinance this debt obligation on or prior to maturity. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus 1.60% per annum, and in the case of a base rate loan, plus 0.50% per annum; however, following the scheduled expiration of its swap agreement which effectively fixed the interest rate on the mortgage notes at 5.19% per annum until May 27, 2024, the Unconsolidated Joint Venture entered into an interest rate cap agreement to hedge against interest rate volatility on the mortgage notes. Under the agreement, the benchmark rate for the mortgage notes will not exceed 6.00%, effective from May 27, 2024 until November 27, 2024.
(3)Under the related loan agreements, these borrowings which are secured only by a pledge of equity interests are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.
(4)The credit facility revolver matures on May 12, 2026, following the Company's election during the quarter ended June 30, 2024 of its option to extend the maturity out 18 months from November 12, 2024. There was $107.0 million outstanding on the credit facility revolver as of June 30, 2024 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.
(5)Liquidity represents cash and cash equivalents of $24.9 million, including the Company's pro rata share of cash from the Unconsolidated Joint Venture, as well as $243.0 million available capacity on our credit facility revolver as of June 30, 2024. On May 3, 2024, the Company entered into an amendment to its credit facility revolver. Under the terms of the amendment, the Company has rightsized the revolver to $350.0 million, through a $75.0 million-capacity reduction, while making a proportional reduction in the minimum value of the unencumbered asset pool required under the credit agreement and certain other modifications to financial covenants.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q2 2024 SUPPLEMENTAL INFORMATION

Debt Detail (unaudited, dollars in thousands)

Principal Payments Due	Total	2024	2025	2026	2027
Credit facility revolver (1)	$107,000	$—	$—	$107,000	$—
Mortgages payable	355,000	—	—	—	355,000
Proportionate share of Unconsolidated Joint Venture debt (2)	27,286	27,286	—	—	—
Total Principal Outstanding	$489,286	$27,286	$—	$107,000	$355,000

Debt Type	Percentage of Principal Outstanding	Interest Rate (3)	Weighted-Average Years to Maturity
Credit facility revolver (1)	21.9%	8.66%	1.9
Mortgages payable	72.6%	4.97%	2.6
Proportionate share of Unconsolidated Joint Venture debt (2)	5.5%	6.93%	0.4
Total	100.0%	5.89%	2.3

Total unsecured debt	21.9%	8.66%	1.9
Total secured debt	78.1%	5.11%	2.5
Total	100.0%	5.89%	2.3

Total fixed-rate debt	72.6%	4.97%	2.6
Total variable-rate debt	27.4%	8.31%	1.6
Total	100.0%	5.89%	2.3
___________________________________
(1)The credit facility revolver matures on May 12, 2026, following the Company's election during the quarter ended June 30, 2024 of its option to extend the maturity out 18 months from November 12, 2024. There was $107.0 million outstanding on the credit facility revolver as of June 30, 2024 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.
(2)The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. We cannot provide any assurance that the Unconsolidated Joint Venture will be able to satisfy the extension conditions or otherwise extend or refinance this debt obligation on or prior to maturity. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus 1.60% per annum, and in the case of a base rate loan, plus 0.50% per annum; however, following the scheduled expiration of its swap agreement which effectively fixed the interest rate on the mortgage notes at 5.19% per annum until May 27, 2024, the Unconsolidated Joint Venture entered into an interest rate cap agreement to hedge against interest rate volatility on the mortgage notes. Under the agreement, the benchmark rate for the mortgage notes will not exceed 6.00%, effective from May 27, 2024 until November 27, 2024.
(3)Interest rate for variable rate debt represents the interest rate in effect as of June 30, 2024.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q2 2024 SUPPLEMENTAL INFORMATION

Ratio Analysis (unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,553	$7,588	$7,365	$6,818	$6,529
Adjusted EBITDA (2)	20,458	26,729	24,647	30,017	32,706
Interest Coverage Ratio	2.71x	3.52x	3.35x	4.40x	5.01x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,553	$7,588	$7,365	$6,818	$6,529
Secured debt principal amortization	—	—	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	46	—	—	—	—
Total fixed charges	7,599	7,588	7,365	6,818	6,529
Adjusted EBITDA (2)	20,458	26,729	24,647	30,017	32,706
Fixed Charge Coverage Ratio	2.69x	3.52x	3.35x	4.40x	5.01x
___________________________________
(1)Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net Debt Ratios
Net Debt (1)	$464,342	$474,081	$475,209	$491,140	$514,418
Annualized Most Recent Quarter Adjusted EBITDA	81,832	106,916	98,588	120,068	130,824
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	5.67x	4.43x	4.82x	4.09x	3.93x

Net Debt (1)	$464,342	$474,081	$475,209	$491,140	$514,418
Annualized Year-to-Date Adjusted EBITDA (2)	94,374	106,916	118,542	125,193	127,756
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio	4.92x	4.43x	4.01x	3.92x	4.03x

Net Debt (1)	$464,342	$474,081	$475,209	$491,140	$514,418
Gross Real Estate Investments (1)	1,595,860	1,632,914	1,668,352	1,694,527	1,700,301
Net Debt Leverage Ratio	29.1%	29.0%	28.5%	29.0%	30.3%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$983,429	$1,021,402	$1,060,660	$1,088,604	$1,096,518
Gross Real Estate Investments (1)	1,595,860	1,632,914	1,668,352	1,694,527	1,700,301
Unencumbered Asset Ratio	61.6%	62.6%	63.6%	64.2%	64.5%
___________________________________
(1)Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings. As of June 30, 2024, the Company has revised its definition of Operating Properties to exclude Non-Operating Properties. This change in definition has also been applied retrospectively to the calculation of Gross Real Estate Investments for comparison purposes.
(2)Year-to-date Adjusted EBITDA for December 31, 2023 has not been annualized for the purpose of this calculation.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 14

Q2 2024 SUPPLEMENTAL INFORMATION

Credit Facility Revolver Covenants (unaudited)

The following is a summary of financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of June 30, 2024, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Credit Facility Revolver Financial Covenants	Required	June 30, 2024
Ratio of total indebtedness to total asset value	≤ 60%	37.8%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	2.81x
Ratio of secured indebtedness to total asset value	≤ 40%	30.1%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60% (1)	12.4%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 2.00x	5.80x
Unencumbered asset value	≥ $500.0 million	$781.7 million
___________________________________
(1)If the ratio of unsecured indebtedness to unencumbered asset value exceeds 35% as of the end of two consecutive fiscal quarters, the Company will be required, within 90 days and subject to cure rights, to grant the administrative agent a first priority lien on all the properties included in the pool of unencumbered assets (other than properties identified for disposition by the Company so long as such properties are sold within one year of such identification).
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 15

Q2 2024 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI (unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Rental revenue:
Cash rental revenue	$30,306	$31,678	$33,466	$35,491	$36,410
Fixed reimbursements	1,445	1,446	1,436	1,737	1,399
Variable reimbursements	7,469	11,196	7,646	9,203	10,679
Straight-line rental revenue	(240)	549	(679)	1,369	2,275
Amortization of above and below market leases, net	429	537	361	346	274
Amortization of deferred lease incentives, net	(124)	(123)	(115)	14	(100)
Other rental revenue	638	1,712	1,436	716	887
Total rental revenue	39,923	46,995	43,551	48,876	51,824
Property operating expense	(15,757)	(15,999)	(14,446)	(15,506)	(15,487)
NOI	$24,166	$30,996	$29,105	$33,370	$36,337
Adjustments:
Straight-line rental revenue	240	(549)	679	(1,369)	(2,275)
Amortization of above and below market leases, net	(429)	(537)	(361)	(346)	(274)
Amortization of deferred lease incentives, net	124	123	115	(14)	100
Other non-cash adjustments	48	48	49	47	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	855	880	868	863	861
Cash NOI	$25,004	$30,961	$30,455	$32,551	$34,797
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 16

Q2 2024 SUPPLEMENTAL INFORMATION

Leasing Activity (unaudited, square feet and dollars in thousands)

During the three months ended June 30, 2024 and 2023, we entered into new and renewal leases as summarized in the following tables:

	Three Months Ended June 30, 2024
	New Leases	Renewals	Total
Number of leases	2	1	3
Rentable square feet leased	57	413	470
Weighted average rental rate change (cash basis) (1) (2)	N/A	1.1%	1.1%
Tenant rent concessions and leasing costs (3)	$11,510	$791	$12,301
Tenant rent concessions and leasing costs per rentable square foot (4)	$201.15	$1.91	$26.14
Weighted average lease term (by rentable square feet) (years) (5)	15.1	4.0	5.3
Tenant rent concessions and leasing costs per rentable square foot per year	$13.34	$0.48	$4.89

	Three Months Ended June 30, 2023
	New Leases	Renewals	Total
Number of leases	1	1	2
Rentable square feet leased	3	44	47
Weighted average rental rate change (cash basis) (1) (2)	(18.2)%	8.0%	6.7%
Tenant rent concessions and leasing costs (3)	$43	$81	$124
Tenant rent concessions and leasing costs per rentable square foot (4)	$14.07	$1.85	$2.66
Weighted average lease term (by rentable square feet) (years) (5)	3.0	3.0	3.0
Tenant rent concessions and leasing costs per rentable square foot per year	$4.69	$0.62	$0.89
____________________________________
(1)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.
(2)Excludes two new leases for approximately 57,000 square feet for the three months ended June 30, 2024 that had been or will be vacant for more than 12 months at the time the new lease commences. There were no excluded leases for the three months ended June 30, 2023.
(3)Includes tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable). Beginning in 2024, the Company has updated this calculation to also include estimates for certain reimbursable and non-reimbursable landlord funded improvements, and has applied this change retrospectively for comparison purposes. For our multi-tenant properties, we have allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.
(4)Includes reimbursable tenant improvement allowances of $34.09 per rentable square foot for new leases and $4.14 per rentable square feet in total for the three months ended June 30, 2024. There were no reimbursable landlord funded improvements included in the tenant rent concessions and leasing costs for the three months ended June 30, 2024 and there were no reimbursable landlord funded improvements or reimbursable tenant improvement allowances for the three months ended June 30, 2023.
(5)Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the three months ended June 30, 2024 and 2023, would be 5.3 years and 4.9 years for leases, respectively, if such non-firm terms were included.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 17

Q2 2024 SUPPLEMENTAL INFORMATION

Leasing Activity (cont.) (unaudited, square feet and dollars in thousands)

During the six months ended June 30, 2024 and 2023, we entered into new and renewal leases as summarized in the following tables:

	Six Months Ended June 30, 2024
	New Leases	Renewals	Total
Number of leases	4	4	8
Rentable square feet leased	149	429	578
Weighted average rental rate change (cash basis) (1) (2)	N/A	2.2%	2.2%
Tenant rent concessions and leasing costs (3)	$19,942	$1,479	$21,421
Tenant rent concessions and leasing costs per rentable square foot (4)	$133.47	$3.45	$37.01
Weighted average lease term (by rentable square feet) (years) (5)	10.2	4.3	5.8
Tenant rent concessions and leasing costs per rentable square foot per year	$13.06	$0.81	$6.39

	Six Months Ended June 30, 2023
	New Leases	Renewals	Total
Number of leases	3	3	6
Rentable square feet leased	18	111	129
Weighted average rental rate change (cash basis) (1) (2)	(19.8)%	17.3%	13.5%
Tenant rent concessions and leasing costs (3)	$799	$1,065	$1,864
Tenant rent concessions and leasing costs per rentable square foot (4)	$44.19	$9.62	$14.48
Weighted average lease term (by rentable square feet) (years) (5)	7.8	9.8	9.5
Tenant rent concessions and leasing costs per rentable square foot per year	$5.65	$0.98	$1.52
____________________________________
(1)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.
(2)Excludes four new leases for approximately 149,000 square feet and one new lease for approximately 4,000 square feet for the six months ended June 30, 2024 and 2023, respectively, that had been or will be vacant for more than 12 months at the time the new lease commences.
(3)Includes tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable). Beginning in 2024, the Company has updated this calculation to also include estimates for certain reimbursable and non-reimbursable landlord funded improvements, and has applied this change retrospectively for comparison purposes. For our multi-tenant properties, we have allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.
(4)Includes reimbursable landlord funded improvements of $32.02 per rentable square foot for new leases, $0.63 per rentable square foot for renewals, and $8.73 per rentable square foot in total for the six months ended June 30, 2024. Includes reimbursable tenant improvement allowances of $13.05 per rentable square foot for new leases and $3.37 per rentable square foot in total for the six months ended June 30, 2024. There were no reimbursable landlord funded improvements or reimbursable tenant improvement allowances for the six months ended June 30, 2023.
(5)Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the six months ended June 30, 2024 and 2023, would be 7.0 years and 10.2 years, respectively, if such non-firm terms were included.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 18

Q2 2024 SUPPLEMENTAL INFORMATION

Vacant Property Operating Expenses (unaudited, in thousands for the six months ended June 30, 2024)

	Square Feet	Total Expenses
Operating Properties
Fully vacant - full period	813	$3,055
Fully vacant - partial period (1)	596	1,550
Fully vacant subtotal (2)	1,409	4,605
Partially vacant (3)	352	1,452
Total	1,761	$6,057

Non-Operating Properties
Fully vacant - full period	N/A	$2,267

Grand Total		$8,324
____________________________________
(1)Represents two Operating Properties that became fully vacant and one that was disposed during the six months ended June 30, 2024.
(2)The Company had nine fully vacant Operating Properties as of June 30, 2024. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses we do not expect to be reimbursed.
(3)The Company does not record property operating expenses at the suite level; therefore, the total expenses for the six months ended June 30, 2024 for partially vacant properties are estimated by multiplying the vacant square feet of the partially vacant properties by the total annualized expenses per square foot for fully vacant properties and prorating for the six months ended June 30, 2024.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 19

Q2 2024 SUPPLEMENTAL INFORMATION

Dispositions (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's disposition activity during the six months ended June 30, 2024.

Date Sold	Property Location	Square Feet	Gross Sale Price	Lease Term (Years)
05/29/2024	St. Charles, MO	96	$2,100	Vacant

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 20

Q2 2024 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio
(unaudited, percentages based on portfolio Annualized Base Rent as of June 30, 2024, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of June 30, 2024)

___________________________________________________
___________________________________________________

Geographic Diversification
Texas
16.2%
New Jersey
11.1%
New York
11.1%
Kentucky
8.0%
Colorado
6.2%
Oklahoma
5.4%
California
4.3%
Maryland
3.6%
Tennessee
3.6%
Georgia
3.6%

___________________________________________________

___________________________________________________

Statistics (square feet and dollars in thousands)

Operating Properties	69
Unconsolidated Joint Venture Properties	6
Rentable Square Feet	8,202
Annualized Base Rent	$129,790
Occupancy Rate	79.7%
Leased Rate	81.4%
Weighted Average Remaining Lease Term	4.2
Investment-Grade Tenants	72.3%
NN leases	66.5%
NNN leases	12.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 21

Q2 2024 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent (unaudited, square feet and dollars in thousands as of June 30, 2024)

Tenant	Number of Leases	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio	Credit Rating
General Services Administration	15	725	8.8%	$19,516	15.0%	AA+
Merrill Lynch	1	482	5.9%	12,465	9.6%	A-
Highmark Western & Northeastern NY	1	430	5.2%	8,450	6.5%	NR
Cigna/Express Scripts	3	365	4.5%	7,009	5.4%	A-
Coterra Energy	1	309	3.8%	5,866	4.5%	BBB
MDC Holdings Inc.	1	144	1.8%	4,385	3.4%	BBB
T-Mobile	3	217	2.6%	4,020	3.1%	BBB
Charter Communications	2	264	3.2%	3,803	2.9%	BB+
Banner Life Insurance	1	116	1.4%	3,581	2.8%	A
Encompass Health	1	65	0.8%	3,505	2.7%	BB-
Top Ten Tenants	29	3,117	38.0%	72,600	55.9%
Remaining Tenants:
Collins Aerospace	1	207	2.5%	3,440	2.7%	BBB+
Home Depot/HD Supply	2	153	1.9%	3,173	2.4%	A
AT&T	1	203	2.5%	3,023	2.3%	BBB
Ingram Micro	1	170	2.1%	2,898	2.2%	BB-
Linde	1	175	2.1%	2,800	2.2%	A
Maximus	2	168	2.0%	2,610	2.0%	BB+
Citigroup	1	64	0.8%	2,459	1.9%	BBB+
Hasbro	1	136	1.7%	2,446	1.9%	BBB
CVS/Aetna	1	127	1.6%	2,334	1.8%	BBB
NetJets	1	140	1.7%	2,015	1.6%	NR
Pulte Mortgage	1	95	1.2%	2,005	1.6%	BBB
Elementis	1	66	0.8%	1,980	1.5%	NR
FedEx	1	90	1.1%	1,744	1.3%	BBB
GE Vernova	1	152	1.9%	1,713	1.3%	BBB+
AGCO	1	126	1.5%	1,607	1.2%	BBB-
Intermec	1	81	1.0%	1,503	1.2%	A
Abbott Laboratories	1	131	1.6%	1,412	1.1%	AA-
Becton Dickinson	1	72	0.9%	1,397	1.1%	BBB
Ifm Efector	1	45	0.6%	1,316	1.0%	NR
Life Insurance Company of N.A.	1	54	0.7%	1,262	1.0%	AA+
Total	51	5,572	68.2%	$115,737	89.2%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 22

Q2 2024 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification (unaudited, square feet and dollars in thousands as of June 30, 2024)

Industry	Number of Leases (1)	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Government & Public Services	17	769	9.4%	$20,064	15.5%
Health Care Equipment & Services	11	937	11.4%	18,213	14.0%
Financial Institutions	3	616	7.5%	15,720	12.1%
Insurance	3	600	7.3%	13,292	10.3%
Capital Goods	10	846	10.3%	12,790	9.9%
Consumer Durables & Apparel	3	375	4.6%	8,835	6.8%
Telecommunication Services	5	419	5.1%	7,043	5.4%
Materials	4	366	4.5%	5,959	4.6%
Energy	1	309	3.8%	5,866	4.5%
Software & Services	4	265	3.2%	4,971	3.8%
Top Ten Tenant Industries	61	5,502	67.1%	112,753	86.9%
Remaining Tenant Industries:
Commercial & Professional Services	10	293	3.6%	4,847	3.7%
Transportation	4	279	3.4%	4,530	3.5%
Media & Entertainment	2	264	3.2%	3,803	2.9%
Retailing	3	157	1.9%	3,247	2.5%
Utilities	1	26	0.3%	394	0.3%
Restaurant	4	13	0.2%	168	0.1%
Real Estate	1	3	—%	48	0.1%
Total	86	6,537	79.7%	$129,790	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 23

Q2 2024 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands as of June 30, 2024)

Year of Expiration	Number of Leases Expiring (1)	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
2024	8	885	10.8%	$16,453	12.7%
2025	11	944	11.5%	17,628	13.6%
2026	16	803	9.8%	18,894	14.6%
2027	13	973	11.9%	16,284	12.5%
2028	12	992	12.1%	20,789	16.0%
2029	5	398	4.9%	6,171	4.8%
2030	4	142	1.7%	5,275	4.1%
2031	1	11	0.1%	429	0.3%
2032	3	300	3.7%	3,875	3.0%
2033	3	358	4.4%	6,273	4.8%
Thereafter	10	731	8.8%	17,719	13.6%
Total	86	6,537	79.7%	$129,790	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 24

Q2 2024 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited, square feet and dollars in thousands as of June 30, 2024)

Rent Escalations	Number of Leases (1)	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Fixed Dollar or Percent Increase	63	5,592	68.2%	$105,332	81.2%
Flat	7	111	1.4%	1,722	1.3%
GSA CPI	14	689	8.3%	18,775	14.5%
CPI	2	145	1.8%	3,961	3.0%
Total	86	6,537	79.7%	$129,790	100.0%

Tenant Expense Obligations	Number of Leases (1)	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
NN	52	4,627	56.4%	$86,296	66.5%
Modified Gross	19	971	11.8%	27,114	20.9%
NNN	12	931	11.4%	16,283	12.5%
Gross	3	8	0.1%	97	0.1%
Total	86	6,537	79.7%	$129,790	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 25

Q2 2024 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification (unaudited, square feet and dollars in thousands as of June 30, 2024)

Location	Number of Properties	Rentable Square Feet	Rentable Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Texas	15	1,352	16.5%	$21,079	16.2%
New Jersey	3	714	8.7%	14,445	11.1%
New York	6	781	9.5%	14,407	11.1%
Kentucky	2	458	5.6%	10,355	8.0%
Colorado	4	571	7.0%	8,103	6.2%
Oklahoma	3	585	7.1%	6,996	5.4%
California	3	244	3.0%	5,538	4.3%
Maryland	2	236	2.9%	4,667	3.6%
Tennessee	4	240	2.9%	4,667	3.6%
Georgia	3	284	3.5%	4,635	3.6%
Top Ten States	45	5,465	66.7%	94,892	73.1%
Remaining States:
Virginia	2	240	2.9%	4,623	3.6%
Ohio	3	237	2.9%	3,579	2.8%
Rhode Island	2	206	2.5%	3,243	2.5%
Missouri	2	207	2.5%	2,981	2.3%
South Carolina	1	64	0.8%	2,459	1.9%
Wisconsin	1	155	1.9%	2,357	1.8%
Arizona	1	91	1.1%	2,282	1.8%
Illinois	2	163	2.0%	2,224	1.7%
Iowa	2	92	1.1%	1,999	1.5%
West Virginia	1	63	0.8%	1,457	1.1%
Nebraska	2	180	2.2%	1,366	1.0%
Pennsylvania	2	233	2.8%	1,316	1.0%
Oregon	1	69	0.8%	1,165	0.9%
Kansas	2	196	2.4%	1,075	0.8%
Idaho	1	35	0.4%	741	0.6%
Massachusetts	2	378	4.6%	727	0.6%
Indiana	1	83	1.0%	581	0.4%
Minnesota	1	39	0.5%	493	0.4%
Florida	1	6	0.1%	230	0.2%
Total	75	8,202	100.0%	$129,790	100.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 26

Q2 2024 SUPPLEMENTAL INFORMATION

Operating Property Type (unaudited, square feet and dollars in thousands as of June 30, 2024)

Property Type	Number of Properties	Rentable Square Feet	Rentable Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Traditional Office	47	6,268	76.5%	$92,201	71.0%
Governmental Office	16	789	9.6%	20,154	15.5%
Medical Office	2	155	1.9%	5,787	4.5%
Flex/Laboratory and R&D	3	171	2.1%	3,752	2.9%
Flex/Industrial	7	819	9.9%	7,896	6.1%
Total	75	8,202	100.0%	$129,790	100.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 27

Q2 2024 SUPPLEMENTAL INFORMATION

Full Portfolio (1) (unaudited, as of June 30, 2024)

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0%	100.0%	3.9	$1,535
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0%	100.0%	3.3	1,712
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0%	100.0%	2.8	1,165
Financial Institutions	11 Ewall Street Mount Pleasant, SC	64	100.0%	100.0%	1.3	2,459
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0%	100.0%	4.5	2,587
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0%	100.0%	9.6	347
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0%	100.0%	14.9	1,457
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0%	100.0%	7.2	429
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0%	100.0%	13.8	550
Government & Public Services	2475 Cliff Creek Crossing Drive Dallas, TX	17	100.0%	100.0%	0.3	788
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0%	100.0%	2.3	1,347
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0%	100.0%	5.8	493
Government & Public Services	4551 State Route 11 (E) Malone, NY	29	100.0%	100.0%	2.0	1,036
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0%	100.0%	2.1	497
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0%	100.0%	2.1	736
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0%	100.0%	6.3	3,505
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0%	100.0%	14.6	307
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0%	100.0%	10.5	1,744
Transportation	4151 Bridgeway Avenue Columbus, OH	140	100.0%	100.0%	7.8	2,015
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0%	100.0%	3.7	1,502
Consumer Durables & Apparel	15 LaSalle Square Providence, RI	136	100.0%	100.0%	0.6	2,446
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0%	100.0%	2.8	1,980
Media & Entertainment	6005 Fair Lakes Road East Syracuse, NY	109	100.0%	100.0%	1.4	1,447
Government & Public Services	310 Canaveral Groves Boulevard Cocoa, FL	6	100.0%	100.0%	0.7	230
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0%	100.0%	3.3	741
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0%	100.0%	1.6	588
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0%	100.0%	9.3	576
Financial Institutions	480 Jefferson Boulevard Warwick, RI	70	100.0%	100.0%	—	797
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0%	100.0%	0.3	1,713
Health Care Equipment & Services	1850 Norman Drive North Waukegan, IL	130	100.0%	100.0%	8.0	1,412
Health Care Equipment & Services	1333 - 1385 East Shaw Avenue Fresno, CA	127	100.0%	100.0%	2.5	2,334
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0%	100.0%	2.8	3,023
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	75.8%	75.8%	1.8	1,397
Energy	202 S. Cheyenne Tulsa, OK	330	97.1%	97.1%	1.1	5,971
Vacant	7475 S. Joliet Street Englewood, CO	60	—%	—%	—	—
Consumer Durables & Apparel	4340 & 4350 South Monaco Street Denver, CO	264	54.7%	54.7%	2.3	4,385
Vacant	2250 Lakeside Boulevard Richardson, TX	116	—%	—%	—	—
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0%	100.0%	3.9	1,075
Vacant	2201 Noria Road Lawrence, KS	106	—%	—%	—	—
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0%	100.0%	8.9	2,800
Consumer Durables & Apparel	7390 S. Iola Street Englewood, CO	95	100.0%	100.0%	1.1	2,005
Vacant	41 Moores Road Malvern, PA	188	—%	—%	—	—
Media & Entertainment	1254 - 1320 N. Dr. MLK Jr. Drive Milwaukee, WI	155	100.0%	100.0%	3.0	2,357
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0%	100.0%	2.6	1,143
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 28

Q2 2024 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	78.6%	78.6%	3.7	2,410
Retailing	101 Riverview Parkway Santee, CA	73	100.0%	100.0%	4.4	1,857
Materials	6752 Baymeadow Drive Glen Burnie, MD	120	100.0%	100.0%	2.5	1,086
Vacant	6655 North MacArthur Boulevard Irving, TX	172	—%	—%	—	—
Capital Goods	2087 East 71st Street Tulsa, OK	108	100.0%	100.0%	0.8	1,025
Government & Public Services	333 Scott Street Covington, KY	438	96.7%	96.7%	4.1	10,032
Software & Services	1759 Wehrle Drive Amherst, NY	170	100.0%	100.0%	9.3	2,898
Commercial & Professional Services	6377 Emerald Drive Dublin, OH	68	100.0%	100.0%	0.4	1,116
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0%	100.0%	4.8	3,440
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0%	100.0%	4.1	1,316
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0%	100.0%	1.8	581
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	210	70.5%	70.5%	1.4	3,400
Capital Goods	1705 Kellie Drive Blair, NE	30	100.0%	100.0%	0.5	523
Vacant	3100 Quail Springs Parkway Oklahoma City, OK	147	—%	—%	—	—
Software & Services	777 Research Road Lincoln, NE	150	39.4%	96.5%	3.8	843
Insurance	249 - 257 West Genesee Street Buffalo, NY	430	100.0%	100.0%	0.1	8,450
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0%	100.0%	2.2	3,581
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0%	100.0%	1.3	1,044
Retailing	3074 Chastain Meadows Parkway NW Kennesaw, GA	80	100.0%	100.0%	3.8	1,317
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0%	100.0%	2.1	1,606
Vacant	8 Sylvan Way Parsippany, NJ	166	—%	33.6%	—	—
Vacant	174 & 176 Middlesex Turnpike Bedford, MA	328	—%	—%	—	—
Financial Institutions	1500 - 1600 Merrill Lynch Drive Hopewell, NJ	482	100.0%	100.0%	11.4	12,465
Health Care Equipment & Services	3003 N. 3rd Street Phoenix, AZ	91	100.0%	100.0%	0.4	2,282
Vacant	395 S. Youngs Road Amherst, NY	30	—%	—%	—	—
Capital Goods	70 Mechanic Street Foxboro, MA	50	100.0%	100.0%	3.4	727
Health Care Equipment & Services	577 Aptakisic Road Lincolnshire, IL	33	100.0%	100.0%	2.3	812
Transportation	360 Westar Boulevard Westerville, OH	29	100.0%	100.0%	7.5	448
Software & Services	12975 Worldgate Drive Herndon, VA	33	100.0%	100.0%	5.6	1,183
Transportation	580 Atlas Air Way Erlanger, KY	20	100.0%	100.0%	11.8	323
Utilities	700 Market Street St. Louis, MO	26	100.0%	100.0%	10.7	394
__________________________________
(1)Includes the properties owned by the Company's Unconsolidated Joint Venture and excludes Non-Operating Properties.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 29

Q2 2024 SUPPLEMENTAL INFORMATION

Non-Operating Properties (unaudited, dollars in thousands as of June 30, 2024)

Address	Category	Acres	Net Carrying Value
1411 - 1435 Lake Cook Road Deerfield, IL (1)	Land	37.4	$11,113
__________________________________
(1)Includes six-properties designated as Non-Operating Properties during the quarter ended June 30, 2024.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 30

Q2 2024 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of June 30, 2024.

	Legal Ownership Percentage (1)	Tenant Industry	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Base Rent	Pro Rata Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$8,336	50	$727	$5,081
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	812	5,439
DHL - Westerville, OH	20%	Transportation	6,676	29	448	3,965
Peraton - Herndon, VA	20%	Software & Services	9,812	33	1,183	5,990
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	323	3,157
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,654
			$45,552	191	$3,887	$27,286
__________________________________
(1)Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Office REIT Inc. | WWW.ONLREIT.COM | 31

Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 32

Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

Orion Office REIT Inc. | WWW.ONLREIT.COM | 33

Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. As of June 30, 2024, the Company has revised its definition of Operating Properties to exclude Non-Operating Properties. This change in definition has also been applied retrospectively to the calculation of Gross Real Estate Investments for comparison purposes. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total real estate investments, at cost - as reported	$1,283,456	$1,305,227	$1,320,396	$1,333,586	$1,340,751
Adjustments:
Gross intangible lease assets	307,744	311,914	333,658	346,643	345,416
Gross intangible lease liabilities	(29,779)	(29,779)	(31,250)	(31,250)	(31,317)
Non-Operating Properties total real estate investments, at cost	(11,113)	—	—	—	—
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,552	45,552	45,548	45,548	45,451
Gross Real Estate Investments	$1,595,860	$1,632,914	$1,668,352	$1,694,527	$1,700,301
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

Orion Office REIT Inc. | WWW.ONLREIT.COM | 34

Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest expense, net - as reported	$8,058	$8,146	$7,928	$7,380	$7,222
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(914)	(924)	(933)	(933)	(1,059)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	409	366	370	371	366
Interest Expense, excluding non-cash amortization	$7,553	$7,588	$7,365	$6,818	$6,529
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

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Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Mortgages payable, net	$353,200	$353,028	$352,856	$352,683	$352,509
Credit facility revolver	107,000	116,000	116,000	175,000	175,000
Total debt - as reported	460,200	469,028	468,856	527,683	527,509
Deferred financing costs, net	1,800	1,972	2,144	2,317	2,491
Principal Outstanding	462,000	471,000	471,000	530,000	530,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,286	27,332	27,332	27,332	27,332
Adjusted Principal Outstanding	$489,286	$498,332	$498,332	$557,332	$557,332
Cash and cash equivalents	(24,224)	(23,618)	(22,473)	(32,286)	(42,209)
Restricted cash deposited with credit facility lenders	—	—	—	(33,198)	—
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(720)	(633)	(650)	(708)	(705)
Net Debt	$464,342	$474,081	$475,209	$491,140	$514,418
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. The Net Debt Leverage Ratio for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

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Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total revenues	$40,124	$47,197	$43,751	$49,076	$52,024
Less: total operating expenses	(64,762)	(65,247)	(52,264)	(58,390)	(59,898)
Fee income from unconsolidated joint venture	(201)	(202)	(200)	(200)	(200)
Transaction related	167	110	148	101	150
General and administrative	4,544	4,949	5,479	4,367	4,565
Depreciation and amortization	38,614	24,504	26,055	27,013	27,877
Impairment of real estate	5,680	19,685	6,136	11,403	11,819
NOI	24,166	30,996	29,105	33,370	36,337
Straight-line rental revenue	240	(549)	679	(1,369)	(2,275)
Amortization of above and below market leases, net	(429)	(537)	(361)	(346)	(274)
Amortization of deferred lease incentives, net	124	123	115	(14)	100
Other non-cash adjustments	48	48	49	47	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	855	880	868	863	861
Cash NOI	$25,004	$30,961	$30,455	$32,551	$34,797
Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being repositioned, redeveloped, developed or held for sale.
Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage. The Unencumbered Asset Ratio for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments.

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Q2 2024 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings. Unencumbered Gross Real Estate Investments for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

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